UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2026

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Let’s Bounce, Inc. Asset Purchase Agreement

On January 5, 2026 (the “Effective Date”), Super League Enterprise, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Let’s Bounce, Inc., a Delaware corporation (“LBI”), whereby the Company will acquire all of the tangible and intangible assets, products and services (the “Products”) of LBI. Further, pursuant to the APA, the Company will not assume or be responsible for any of the liabilities of LBI. In consideration, the Company will issue to LBI (a) $200,000, with $75,000 payable at closing, $25,000 payable on the three-month anniversary of closing and $100,000 payable on the six-month anniversary of closing; and (b) earn-out payments in the amount of (i) $150,000 upon the realization by the Company of $500,000 in net revenue from the Products in calendar year 2026; and (ii) $175,000 upon the realization by the Company of a total of $1,000,000.00 in net revenue from the products in calendar year 2026.

Additionally, pursuant to the Purchase Agreement, the Company entered into employment agreements with Mr. Jasper Degens and Mr. Barack Hemou, pursuant to which each of Mr. Degens and Mr. Hemou were granted an inducement award of an aggregate of 331,609 restricted shares of Common Stock (the “Inducement Grant Shares”), calculated by dividing (i) $200,000.00, by (ii) the average closing price of the Company’s common stock, as quoted on the Nasdaq Capital Market, for the five trading days preceding the date of closing of the transactions contemplated by the APA. The Inducement Grant Shares for each of Mr. Degens and Mr. Hemou will be subject to vesting as follows: (a) 25.0% on the 6-month anniversary of the Effective Date, and (b) the remaining 75% shall vest monthly in arrears in 1/18th increments. Each of the Inducement Awards were granted pursuant to terms and conditions fixed by the Compensation Committee of the Company’s Board of Directors and as an inducement material to each new employee entering employment with Super League in accordance with Nasdaq Listing Rule 5635(c)(4). The Inducement Grant Shares will automatically vest (i) upon termination without cause, and (ii) in the event of a change of control of the Company, to the extent such change of control directly effects the terms of the issuance of the Inducement Grant Shares.

The above description of the APA does not purport to be complete and is qualified in its entirety to the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Matthew Edelman Employment Agreement

Effective January 1, 2026 (the “Edelman Effective Date”), the Company entered into a new executive employment agreement with Matthew Edelman in the continued capacities of President and Chief Executive Officer of the Company (the “Edelman Agreement”). Mr. Edelman, who has served as a Class II member of the Board since our 2025 annual meeting of stockholders held on October 20, 2025.  Mr. Edelman was also appointed as Chairman of the Board effective January 2, 2026.

The Edelman Agreement replaces the prior agreement expiring December 31, 2025. Pursuant to the Edelman Agreement, Mr. Edelman will (i) serve as Chief Executive Officer and President of the Company for a period of three years beginning on the Edelman Effective Date; (ii) receive an annual salary of $400,000, subject to an annual cost of living adjustment and an annual increase at the discretion of the Board; and (iii) receive (a) a restricted stock unit grant consisting of 1,756,250 shares of Common Stock, which shall vest in full on December 19, 2027; (b) a restricted stock unit performance grant consisting of 176,000 shares of Common Stock, which shall vest quarterly in 1/8th increments upon the Company’s Common Stock closing at $3.00 or more for twenty consecutive trading days; and (c) a restricted stock unit performance grant consisting of 298,667 shares of Common Stock, which shall vest quarterly in 1/8th increments upon the Company’s Common Stock closing at $5.00 or more for twenty consecutive trading days. Each of the restricted stock grants are subject to additional vesting accelerations and conditions, upon termination for cause or without cause, and upon resignations, as further described in the Edelman Agreement. Additionally, pursuant to the Edelman Agreement, Mr. Edelman will (i) participate in the Company’s health insurance plan offered to its employees; (ii) participate in the Company’s 401(k) Plan; and (iii) receive reimbursement for all reasonable business expenses.

The above description of the Edelman Agreement does not purport to be complete and is qualified in its entirety to the Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Clayton Haynes Employment Agreement

On January 1, 2026, the Company entered in an Employment Agreement (the “Haynes Agreement”) dated January 1, 2026 (the “Haynes Effective Date”) with Clayton Haynes, Chief Financial Officer and Secretary of the Company, replacing the prior agreement expiring December 31, 2025. Pursuant to the Haynes Agreement, Mr. Haynes (i) will serve as Chief Financial Officer and Secretary of the Company for a period of three years beginning on the Haynes Effective Date; (ii) will receive an annual salary of $340,000, subject to an annual cost of living adjustment and an annual increase at the discretion of the Board; and (iii) will receive (a) a restricted stock unit grant consisting of 887,500 shares of Common Stock, which shall vest quarterly in 1/8th increments beginning March 18, 2026 and becoming fully vested on December 19, 2027; (b) a restricted stock unit performance grant consisting of 88,000 shares of Common Stock, which shall vest quarterly in 1/8th increments upon the Company’s Common Stock closing at $3.00 or more for twenty consecutive trading days; and (c) a restricted stock unit performance grant consisting of 149,333 shares of Common Stock, which shall vest quarterly in 1/8th increments upon the Company’s Common Stock closing at $5.00 or more for twenty consecutive trading days. Each of the restricted stock grants are subject to additional vesting accelerations and conditions, upon termination for cause or without cause, and upon resignations, as further described in the Haynes Agreement. Additionally, pursuant to the Haynes Agreement, Mr. Haynes will (i) participate in the Company’s health insurance plan offered to its employees; (ii) participate in the Company’s 401(k) Plan; and (iii) receive reimbursement for all reasonable business expenses.

The above description of the Haynes Agreement does not purport to be complete and is qualified in its entirety to the Agreement filed as Exhibit 10.3 hereto, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marti Frucci Appointment

On January 1, 2026, the Board of Directors (the “Board”) of the Company appointed Marti Frucci as a member of the Board. Ms. Frucci will serve as a Class II director until the Company’s 2028 annual meeting of stockholders, until such time as her successor has been duly elected and qualified, or until her resignation or removal. Ms. Frucci fills a vacancy on the Board created by the previously reported resignation of Jeffrey Gehl.

Marti Frucci, 63, is the founder and Managing Partner of Momentum Ventures Advisory and a highly experienced investment banking professional who has completed over $20 billion in transactions over the past 30+ years across a broad range of TMT sectors.  She began her career with bulge bracket banks (Bankers Trust now Deutsche Bank, Lazard, and DLJ now UBS), where she worked on a plethora of M&A, high yield offerings, IPO’s, private placements, restructurings and share repurchases for large public and private corporations.  Ms. Frucci then took her skillset to a series of specialized investment banking boutiques where she could work more directly with the founders of companies who were still running their businesses, with the focus narrowed to M&A and private placements.

In 2015 Ms. Frucci established Momentum Ventures Advisory in order to provide bulge bracket quality advisory services to smaller companies that desire experienced professional guidance but cannot justify the cost structure that even a boutique must follow, as well as larger companies for which a traditional bank is not needed or suitable to the circumstances.  She continues to work across a myriad of sectors – from digital media to marketing services to SaaS companies and everything in between, for both public and private companies, and across all geographies, with many of her transactions having a non-US buyer or investor.  Her vast deal and sector experience has resulted in invaluable relationships far and wide, and as a result of her credibility and track record Ms. Frucci’s services are sought out by repeat clients and prospective clients by way of referrals.

Outside of investment banking she served in the Presidential Advance Office of The White House for President Reagan and ran the Award Ceremonies department for the 1984 L.A. Olympics, adding a layer of richness and unique perspective that she can bring to her client work.  Ms. Frucci holds a BS and an MBA from Columbia University.

The Board has determined that Ms. Frucci qualifies as an independent director under the listing standards of the Nasdaq Capital Market and the director independence standards set forth in the Company’s Corporate Governance Guidelines. There are no arrangements or understandings between Ms. Frucci and the Company or any other person pursuant to which Ms. Frucci was selected to serve on, or appointed as a member of, the Board. There are no family relationships between Ms. Frucci and any director or executive officer of the Company. Mr. Frucci has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Appointment of Matt Edelman and Resignation of Ann Hand as Chair of the Board

Mr. Edelman’s appointment as Chairman of the Board fills a vacancy created by Ann Hand, who resigned as Executive Chair effective January 2, 2026. Ms. Hand will continue to serve as a Class III member of the Board of Directors until such time as her successor has been duly elected and qualified, or until her earlier resignation, or removal.

Executive Employment Agreements

As more specifically set forth in Item 1.01 herein under “Matthew Edelman Employment Agreement,” and “Clayton Haynes Employment Agreement,” each of which are incorporated herein by reference, the Company entered into the Edelman Employment Agreement and the Haynes Employment Agreement, effective January 1, 2025.

Item 8.01 Other Items

On January 6, 2026, the Company issued a press release announcing the appointment of Ms. Frucci. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

On January 6, 2026, the Company issued a press release announcing that it acquired an interest in Hide or Die!, a top 100 Roblox game.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by referebce

On January 7, 2026, the Company issued a press release regarding the entry into the APA with LBI and the grant of the Inducement Award Shares. A copy of the press release is filed as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between the Company and Let’s Bounce, Inc. dated January 6, 2026
10.2	Employment Agreement by and between the Company and Matthew Edelman dated January 1, 2026
10.3	Employment Agreement by and between the Company and Clayton Haynes dated January 1, 2026
99.1	Press Release, issued on January 6, 2026
99.2	Press Release, issued on January 6, 2026
99.3	Press Release, issued on January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: January 7, 2026	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer